UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
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NVE Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

June 19, 2023

Fellow Shareholders:

We cordially invite you to attend our 2023 Annual Meeting of Shareholders. The meeting will be held at the SpringHill Suites by Marriott, 11552 Leona Road, Eden Prairie, Minnesota, 55344, on Thursday, August 3, 2023, at 3:30 p.m. Central Daylight Time.

The items of business are described in our Proxy Statement. The Proxy Statement and other materials are available from www.nve.com/AnnualReports, or by using the appropriate QR Code below.

Thank you for your support of NVE.

Sincerely,

Daniel A. Baker President and CEO

www.nve.com/investorEvents	www.nve.com/AnnualReports	www.YouTube.com/NveCorporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 3, 2023:
1) The Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders, 2) Shareholder Letter, and 3) Annual Report on Form 10-K for the year ended March 31, 2023 are available at www.nve.com/AnnualReports.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, AUGUST 3, 2023

GENERAL INFORMATION

 VOTING INFORMATION

VOTING BEFORE THE MEETING

VOTING DURING THE MEETING

EQUITY COMPENSATION PLAN INFORMATION

SECURITY OWNERSHIP

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

FINANCIAL STATEMENTS

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Code of Ethics
Whistleblower Protection
Insider Trading Policies
Prohibition of Lobbying Activities
Board Leadership Structure
Board Role in Risk Oversight
Board Independence
Overboarding
Board Refreshment
CEO Succession Planning
Meeting Attendance and Executive Sessions of Independent Directors
Climate Policies
Commitment to Diversity and Inclusion
Cybersecurity
Board Committees
Audit Committee Report
Director Qualifications
The Role of Diversity in Choosing Board Candidates
Shareholder Nominees
Shareholder Communications With the Board
Director Attendance at Annual Meetings
Director Compensation

 PROPOSAL 2. ADVISORY RESOLUTION REGARDING NAMED EXECUTIVE OFFICER COMPENSATION

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
Outstanding Equity Awards at Fiscal Year End
Post-Employment Compensation
Compensation Clawbacks
Employment Agreements
The Impact of Accounting and Tax Treatment
Prohibitions of Pledging, Hedging, and Other Derivative Transactions
Compensation Advisers and Benchmarks
Role of NEOs in Setting Compensation

 EXECUTIVE COMPENSATION
Summary Compensation Table
Pay Versus Performance Table

 PROPOSAL 3. FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

 PROPOSAL 4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE DISCLOSURE
Fees Billed to Us by Our Independent Registered Public Accounting Firm During Fiscal 2023 and 2022
Audit Committee Independence and Preapproval Policy

i

11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, AUGUST 3, 2023
GENERAL INFORMATION

      This Proxy Statement is furnished to shareholders of NVE Corporation, a Minnesota corporation (“NVE” or the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of shareholders to be held Thursday, August 3, 2023, at 3:30 p.m. Central Daylight Time at the SpringHill Suites by Marriott, 11552 Leona Road, Eden Prairie, Minnesota, 55344, and at any adjournment or postponements of the meeting (the “2023 Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed or made accessible to our shareholders on the Internet on or about June 20, 2023.

Admission and Voting
     Proof of ownership (such as a recent brokerage statement or letter from your broker) and a form of photo identification are required for admission to the Annual Meeting. To vote in person, if you are a shareholder of record, you must bring a proxy from us with a label indicating your shareholder number and the number of shares held. If you are a shareholder through a broker or bank, the proxy should be a form called a “Legal Proxy” that you can request through your broker or bank.

“Householding” of Documents
     We are sending only one Letter to Shareholders, Annual Report on Form 10-K, Proxy Statement, and Notice of Internet Availability of Proxy Materials to eligible shareholders who share a single address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If registered shareholders residing at addresses with other registered shareholders wish to receive separate annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials in the future, they may contact Investor Relations at telephone number 952-829-9217, or by mail to the address at the top of this page. You can also request delivery of single copies of our documents if you are receiving multiple copies.

Other Matters and Proposals of Shareholders
     Our Board is not aware that any matter other than those described in this Proxy Statement will be presented for action at the 2023 Annual Meeting. If, however, other matters do properly come before the 2023 Annual Meeting, the person named in our vote form intends to vote the proxied shares in accordance with their best judgment on those matters. If any matters properly come before the shareholders at our 2023 Annual Meeting, but we did not receive notice of it prior to May 8, 2023, the persons named in our vote form for the 2023 Annual Meeting will have the discretion to vote the proxied shares on such matters in accordance with their best judgment.

     Proposals of shareholders intended to be presented at the 2023 Annual Meeting must have been received at our executive offices in Eden Prairie, Minnesota, no later than February 20, 2023, for inclusion in our proxy statement and proxy relating to that annual meeting. Proposals must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest submitting proposals by certified mail with return receipt requested. On receiving any such proposal, we will determine whether to include it in our proxy statement and proxy in accordance with the regulations governing the solicitation of proxies. Shareholders who intended to present a proposal at the 2023 Annual Meeting without including such proposal in our proxy statement must have provided us with notice of such proposal no later than May 8, 2023. We received no such notifications, and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

VOTING INFORMATION

     Only shareholders of record at the close of business on June 9, 2023, are entitled to execute proxies or to vote at the 2023 Annual Meeting. As of that date, there were outstanding 4,833,401 shares of our common stock, $0.01 par value per share (“Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to the matters mentioned in this Proxy Statement and any other matters that may properly come before the 2023 Annual Meeting. A majority of the outstanding shares of Common Stock represented by proxy or by telephone and entitled to vote is required to approve Proposal 1. If there is not a quorum at the 2023 Annual Meeting, our Bylaws specify that each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. The affirmative vote of a majority of the voting power is required to approve Proposals 2 and 4. For Proposal 3, the alternative with the most votes in will be considered approved. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present. Broker non-votes will not be counted toward determining whether a proposal has been approved.

Solicitation and Revocability of Proxies
     We will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, our directors, officers, and regular employees may solicit proxies personally or by telephone, but these people will not be specifically compensated for those services. Proxies are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it either by submitting a new vote form or by completing a ballot at the meeting at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the 2023 Annual Meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of each proposal described in this proxy statement. Persons who hold shares through a broker or other intermediary should consult that party for the procedures to be used for revoking a vote.

VOTING BEFORE THE MEETING

     Most of our shareholders vote before the Annual Meeting. If you are a shareholder through a broker or bank, you may vote your shares by mail, the Internet, or telephone through August 3, 2023, the day before the meeting. If you are a shareholder of record, you may vote your shares by mail only. If at the close of business on June 9, 2023, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a shareholder of record.

Voting by Mail
     To vote by mail, mark your selections on the vote form, date and sign your name exactly as it appears on the form, and mail the form in the postage-paid envelope provided. We must receive your proxy by August 2, 2023, for your vote to count.

Voting by Internet or Telephone
     If you are a shareholder through a broker or bank, you may vote or revoke your vote via the Internet or telephone by following the instructions in the Notice Regarding the Availability of Proxy Materials. Internet and telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on August 2, 2023.

Electronic Enrollment
     If you are a shareholder through a broker or bank, you can enroll via www.proxyvote.com to receive future meeting notices via e-Delivery.
VOTING DURING THE MEETING

     To vote during the meeting, if you are a shareholder of record, you must bring a proxy from us with a label indicating your shareholder number and number of shares held. If you are a shareholder through a broker or bank, the proxy should be a form called a “Legal Proxy” that you can request through your broker or bank.

EQUITY COMPENSATION PLAN INFORMATION

     We have no securities to be issued under equity compensation plans not approved by our shareholders. Our equity compensation plans do not allow cash buyouts of underwater options. The following table summarizes Common Stock that may be issued as of March 31, 2023, on the exercise of options under our 2000 Stock Option Plan, as amended:

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Column (a))
Common Stock that may be issued as of March 31, 2023	34,500	$66.26	120,730

SECURITY OWNERSHIP

     The following table shows the number of our shares of Common Stock beneficially owned as of June 9, 2023, by (i) each person or group known by us to beneficially own more than five percent of our outstanding Common Stock, (ii) each director, (iii) each named executive officer set forth in the summary compensation table, and (iv) all of the directors, director nominees, and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Common Stock Outstanding

Royce & Associates, LP 745 Fifth Avenue, New York, NY 10151	517,972	(2)	10.7%

Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067	466,555	(3)	9.7%

Daniel A. Baker	68,686	(4)	1.4%
Peter G. Eames	-		*
Daniel Nelson(5)	-		*
Joseph R. Schmitz(6)	-		*
Patricia M. Hollister	9,040	(7)	*
Terrence W. Glarner	7,200	(8)	*
Richard W. Kramp	7,575	(9)	*
James W. Bracke	2,500	(10)	*
All directors and named executive officers as a group (eight persons)	95,001		2.0%

*Less than 1%
(1)	Includes shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown in the table above.

(2)	Based on information contained in Schedule 13F filed with the SEC on May 4, 2023. According to a Schedule 13G filed with the SEC on January 24, 2023, various Accounts managed by Royce & Associates, LP, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the issuer, and the interest of one account, Royce Special Equity Fund, amounted to 371,500 shares.

(3)	Based on information contained in Schedule 13F filed with the SEC on May 16, 2023. According to that Schedule, Kayne Anderson Rudnick Investment Management, LLC (“KAR”) had no voting authority for 24,537 shares. According to a Schedule 13G filed with the SEC on February 14, 2023, as of December 31, 2022, KAR beneficially owned 448,347 shares; Virtus Investment Advisers, Inc., 332,350 shares; and Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund, 273,147 shares. That filing also reported shared voting and investment powers of KAR, 332,350 shares; Virtus Investment Advisers, Inc., 332,350 shares; and Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund, 273,147 shares.

(4)	Includes 7,500 shares issuable on the exercise of options that are currently exercisable.
(5)	Mr. Nelson was appointed Principal Financial Officer effective May 8, 2023.
(6)	Mr. Schmitz was Chief Financial Officer until May 5, 2023.
(7)	Includes 8,000 shares issuable on the exercise of options that are currently exercisable.
(8)	Includes 6,000 shares issuable on the exercise of options that are currently exercisable.
(9)	Includes 7,000 shares issuable on the exercise of options that are currently exercisable.
(10)	Includes 2,000 shares issuable on the exercise of options that are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

      Our Audit Committee reviews and approves our proxy statement and the information it contains.

     In our past two fiscal years (fiscal years referred to in this document end March 31), there has not been any transaction, or is there any currently proposed transaction, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest. There have never been any related-party transactions involving our CEO.

Review and Approval of Related Party Transactions
     The audit committee is responsible for reviewing and approving (with the concurrence of a majority of the disinterested members of the Board of Directors) any related party and affiliated party transactions as provided in the Amended and Restated Audit Committee Charter adopted by the Board of Directors of NVE Corporation on May 15, 2008. In addition, NASDAQ Listing Rule 5630(a) provides that the audit committee must review all related party transactions for conflicts of interest. In accordance with policies adopted by the audit committee, the following transactions must be presented to the audit committee for its review and approval:
1.	Any transaction in which the Company was or is to be a participant (within the meaning of Securities and Exchange Commission (SEC) Regulation S-K, Item 404(a)), and a related person (as defined in Regulation S-K Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K Item 404(a)).

2.	Any contract or other transaction between the Company and one or more directors of the Company, or between the Company and an organization in or of which one or more directors of the Company are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes Section 302A.255.

     In addition to the Company’s Board of Directors complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the audit committee. If a proposed transaction covered by the policy involves a member of the audit committee, such member may not participate in the audit committee’s deliberations concerning, or vote on, such proposed transaction. Prior to approving any proposed transaction covered by the policy, the following information concerning the proposed transaction will be fully disclosed to the audit committee:
1.	The names of all parties and participants involved in the proposed transaction, including the relationship of all such parties and participants to the Company.
2.	The basis on which the related person is deemed a related person within the meaning of Regulation S-K Item 404(a), if applicable.
3.	The material facts and terms of the proposed transaction.
4.	The material facts as to the interest of the related person in the proposed transaction.
5.	Any other information the audit committee requests concerning the proposed transaction.

     The audit committee may require that all or any part of such information be provided in writing. The audit committee may approve only those transactions covered by the policy that a majority of the members of the audit committee in good faith determine to be (i) fair and reasonable to the Company, (ii) on terms no less favorable than could be obtained by the Company if the proposed transaction did not involve a director or the related person, and (iii) in the best interests of the Company.

Delinquent Section 16(a) Reports
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us during, or with respect to, the fiscal year ended March 31, 2023, all reports were filed with the SEC on a timely basis.

FINANCIAL STATEMENTS

     Our financial statements for the fiscal year ended March 31, 2023, are included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, which was filed with the SEC on May 3, 2023, and accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated into this proxy statement or is to be considered proxy-soliciting material. Our Annual Report on Form 10-K, this Proxy Statement, and our Shareholder Letter are available at www.nve.com/AnnualReports. On written request, we will provide a copy of our Annual Report on Form 10-K without charge to anyone receiving a copy of this proxy statement. Such written requests should be addressed to Investor Relations at the address on the cover page of this Proxy Statement.

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

     There are five director nominees, all of whom have been nominated by the Board. All directors are to be elected at the Annual Meeting to serve until the 2024 Annual Meeting of Shareholders. The Board has no reason to believe that any of the nominees will be unable to serve as a director. The individuals named as proxies intend to vote for the nominees listed in this proxy statement. If any nominee should be unable to serve as a director, the individuals named as proxies intend to vote for the election of such person or persons as the Board may recommend. Our director nominees’ skills, experience, and demographics are summarized below:

Board Skills, Experience, and Demographics (as of June 9, 2023)
		Terrence W. Glarner	Daniel A. Baker	Patricia M. Hollister	Richard W. Kramp	James W. Bracke
Skills and Experience
1.	Experience as a director at other publicly-traded companies	•	•		•	•
2.	Senior executive experience (e.g., CEO or CFO) at a publicly traded company		•	•	•	•
3.	Experience in electronics or semiconductor industries	•	•	•	•	•
4.	Experience in the medical device industry	•	•		•	•
5.	Experience with corporate development, mergers, and acquisitions	•	•	•	•	•
6.	Business-to-business sales management experience		•		•	•
7.	Financial expert	•	•	•	•	•
8.	Cybersecurity experience	•	•	•	•	•
9.	Experience managing the effects and risks of climate change	•	•	•	•	•
10.	Experience managing human capital and enhancing diversity, equity, and inclusion	•	•	•	•	•
11.	Experience managing employee health and safety	•	•	•	•	•
12.	Experience aligning compensation with strategy and performance	•	•	•	•	•
13.	Experience with succession planning and execution	•	•	•	•	•
14.	Independent of Management	•		•	•	•
Background
	NVE Board tenure	24 years	22 years	19 years	9 years	2 years
	Age	80	65	63	77	76
	Educational background	English; Law	Engineering; Business	Accounting	Engineering	Microbiology
	Demographic background	White	White	White	White	White
	Gender identity	Male	Male	Female	Male	Male

     We believe items 1, 2, 7, 8, 9, 10, 11, 13, and 14 are important for good corporate governance and our Board’s role in risk oversight. Items 8, 9, 10, and 11 relate to emerging risks for public companies. Item 3, experience in the electronics or semiconductor industries, is desirable because we market and sell to electronics industries and our sales strategy relies heavily on semiconductor-industry distribution channels. Item 4, experience in the medical device industry, is desirable because medical device sensors are an important market for us. Item 5, experience with corporate development, mergers, and acquisitions is desirable since such transactions could be part of our growth strategy. Item 6, business-to-business sales management experience, helps our Board review strategies to overcome inherent challenges small semiconductor companies face.

     In accordance with Nasdaq Rule 5606(a), each director’s voluntary self-identified characteristics are as follows:

Board Diversity Matrix (as of June 9, 2023)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	-

     Directors’ biographical information is as follows:

      Terrence W. Glarner, age 80, has been a director since 1999 and Chairman of the Board since January 2001. Since 1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company. He has served as a director of several other publicly traded companies in the past. He was also a director of Bremer Financial Corp., a privately held company, until retiring in 2018. Mr. Glarner has a B.A. in English from the University of St. Thomas, a J.D. from the University of Minnesota School of Law, and is a Chartered Financial Analyst. Mr. Glarner’s extensive experience as a director of publicly traded companies, his experience as a director of semiconductor industry companies, his financial expertise, and his legal training qualify him to serve as Chairman of the Board.

     Daniel A. Baker, age 65, has been a director and NVE’s President and CEO since 2001. Dr. Baker has more than 45 years of executive and engineering experience. From 1993 until joining NVE, he was President and CEO of Printware, Inc., which manufactures and markets high-speed imaging systems. Prior to being named President and CEO, he was Printware’s Vice President of Sales, Marketing, and Product Development. He was a Printware director from 1993 to 2000. Printware was publicly traded beginning with its initial public stock offering in 1996 through Dr. Baker’s tenure. He also served as Director of Electronic Development for Minntech Corporation (now Cantel Medical Corp., a STERIS company) and Director of Engineering for Percom Data Corporation. Dr. Baker holds Ph.D. in biomedical engineering and MBA degrees from the University of Minnesota, and a B.S. in biomedical engineering from Case Western Reserve University. Dr. Baker’s more than 35 years of experience as an executive in publicly-traded technology companies, his experience managing product development and sales organizations, his understanding of our business gained through his role as our President and CEO, and his educational background in engineering and business qualify him to serve as a director.

     Patricia M. Hollister, age 63, has been a director since 2004. She was Director of Finance for TEL FSI, Inc. (now TEL Manufacturing and Engineering of America, Inc., or “TMEA”) until retiring in 2016. TMEA designs, manufactures, markets, and supports equipment used in the fabrication of microelectronics. Ms. Hollister served as chief financial officer of FSI International Inc. (“FSI”) from 1998 until it was acquired by TEL in 2012. FSI was publicly traded until it was acquired. Prior to joining FSI in 1995, Ms. Hollister was employed by KPMG LLP, where she served for more than 12 years on various audit and consulting engagements, most recently as a Senior Manager. Ms. Hollister holds a BS in Accounting from St. Cloud State University. Her experience in the semiconductor industry, her experience as an executive officer of a publicly traded company, her experience with audits of publicly traded companies, and her educational background in accounting qualify her to serve as a director and Audit Committee chair.

     Richard W. Kramp, age 77, has been a director since 2014. Mr. Kramp was the CEO and a director of Synovis Life Technologies, Inc., a diversified medical device company, from January 2007 to February 2012. Synovis was publicly traded until it was purchased by Baxter International, Inc. in February 2012. Mr. Kramp served as President of Synovis from June 2006 to January 2007, and from August 2004 to May 2006, he served as President and Chief Operating Officer of the former interventional business unit of Synovis. Prior to joining Synovis, Mr. Kramp served as the President and Chief Operating Officer of Medical CV, Inc., a medical device company, and before that, as its Vice President of New Product Development. From 1988 to 2003, Mr. Kramp served as President and Chief Operating Officer, and then President and CEO, as well as a director of ATS Medical, Inc. (now part of Medtronic, Inc.). Mr. Kramp served as National Sales Manager, then as Director of Sales and Marketing, and then as Vice President of Sales and Marketing for St. Jude Medical, Inc. (now part of Abbott Laboratories) from 1978 to 1988. Prior to that, Mr. Kramp held engineering positions with Cardiac Pacemakers, Inc. (now part of Boston Scientific, Inc.). He was also a director of Vascular Solutions, Inc., a publicly traded medical device company, from May 2013 until its acquisition by Teleflex Corporation in February 2017. He previously served on the board of Rochester Medical Corporation when it was a publicly held medical device company. Mr. Kramp holds a Bachelor’s Degree in Electrical Engineering from Marquette University. Mr. Kramp’s extensive experience in the medical device industry, his director, executive, sales, marketing, and engineering experience, and his engineering education qualify him to serve as a director.

     James W. Bracke, age 76, has been a director since August 2021. Dr. Bracke has been President of Boulder Creek Consulting, LLC, a business and technology consulting firm, since 2004. He was Vice President of Oral Health at EPIEN Medical Inc., a privately-held medical device company, from April 2014 to September 2018. Dr. Bracke was President and CEO of Lifecore Biomedical, Inc., a publicly-held medical device manufacturer, from 1983 to 2004. He has been a director of Autoscope Technologies Corporation (formerly Image Sensing Systems, Inc.) since 2009. Autoscope is a publically-held corporation dedicated to helping improve safety and efficiency for cities and highways by developing and delivering above-ground detection technology, applications, and solutions. Dr. Bracke is a member of Autoscope’s Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee. He was Chairman of the Image Sensing Systems Board from September 2011 until June 2016. Dr. Bracke received a Ph.D. in microbiology from the University of Iowa College of Medicine. Dr. Bracke’s management, technical, medical device, and public company experience and his medical education qualify him to serve as a director.

     The Board unanimously recommends a vote FOR each of the director-nominees.

CORPORATE GOVERNANCE

 Corporate Governance Guidelines
     We operate under written Corporate Governance Guidelines, which are available through the “Investors” section of our Website (www.nve.com).

Code of Ethics
     We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors, including our principal executive officer and principal financial officer. A copy of our Code of Business Conduct and Ethics is available from the “Investors” section of our Website (www.nve.com).

     We intend to post on our Website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and other employees performing similar functions within four business days following the date of such amendment or waiver.

Whistleblower Protection
     In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, we provide a means for the confidential, anonymous submission of concerns about accounting or auditing matters to the Audit Committee, and our policies protect “whistleblowers.”

Insider Trading Policies
     We have had formal insider trading policies and procedures since 2001. These policies and procedures govern the purchase, sale, and other dispositions of our securities by directors, officers, and employees, and are designed to promote compliance with insider trading laws, rules, and regulations, and NASDAQ listing standards.

Prohibition of Lobbying Activities
     Our Code of Ethics prohibits legislative or regulatory lobbying on the Company’s behalf as such lobbying is defined by jurisdictional governments. Our Code of Ethics requires compliance with all applicable rules and laws relating to Procurement Lobbying. Our Whistleblower System provides a mechanism for anonymously reporting lobbying concerns, and our policy protects whistleblowers.

Board Leadership Structure
     Our Board currently consists of five directors, including our independent Chairman of the Board, Mr. Glarner, and our CEO, Dr. Baker. We have had separate Chairman and CEO roles since 2001. We currently believe that separating these roles enhances the accountability of the CEO to the board and strengthens the board’s independence from management. According to our bylaws, the CEO’s responsibilities include general active management and presiding at meetings of the Board and of the shareholders. Our bylaws do not specify the Chairman’s duties, but our practice has been for the Chairman to provide Board oversight, approve board meeting schedules and agendas, preside over independent director meetings, independently assess risks, provide input on board structure, serve as a liaison between the CEO and independent directors, and situationally represent the Board in communications with shareholders or other stakeholders. The Audit Committee meets with our independent registered public accounting firm without the CEO, CFO, or other company management present at least quarterly. We currently believe that our relatively small Board with primarily independent directors and an independent Chairman supports our Board’s oversight of risk management and that such a smaller board can communicate better, be more involved, and act more quickly than a large board.

Board Role in Risk Oversight
     Our Board oversees management in identifying, prioritizing, and assessing a range of financial, operational, cybersecurity, climate policy, and business risks, and formulating plans to mitigate risks. Our Board considers risks when considering plans and discussing management reports, and our Audit Committee considers risks including those related to our internal controls over financial reporting and risks related to our investments. Our practice has been to retain outside advisors to assist Management with assessing our internal controls over financial reporting and related risks. We evaluate short-, intermediate-, and long-term risks. Immediate risks are addressed as required between regular Board meetings. Intermediate-term risks are addressed at regular quarterly Board meetings. Long-term risks are addressed at least annually. We reassess our risk environment at least annually, and we identify significant emerging risks.

Board Independence
     The Board has determined that each of our directors and director candidates, except Dr. Baker, are independent as defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and NASDAQ Listing Rule 5605(a)(2). In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Furthermore, each of our director candidates has disclosed that they have no agreements or arrangements with any person or entity other than the Company relating to compensation or other payment in connection with their candidacy or service as a director (so-called “golden leashes” as defined under NASDAQ Rule 5250(b)(3)).

Overboarding
     Our policy is that any director who is a Named Executive Officer should not serve on more than one other board of a public company, and Directors other than our NEOs should not serve on more than three boards of other public companies in addition to our Board. All of our Directors comply with this policy.

Board Refreshment
     We value healthy board refreshment and a diversity of experience on our Board, however, we have not imposed age or term limits for directors because we believe it might interfere with retaining directions with valuable skills. We have three mechanisms to encourage director refreshment:
     1. Board compensation policies to encourage refreshment by encouraging directors with a desire to serve rather than a desire to earn fees.

     2. The preparation required for our Board meetings discourages directors from continuing to serve if they cannot devote sufficient time or energy to board duties.

     3. Our Chairman and our CEO evaluate directors and provide candid feedback to our directors, which we believe encourages director refreshment.

CEO Succession Planning
     At least annually, the Board reviews a formal succession plan addressing the policies and principles for selecting a successor to the CEO and other key employees, either in an emergency or in the ordinary course of business. The succession plan includes an assessment of the experience, performance, skills, and planned career paths for possible successors.

Meeting Attendance and Executive Sessions of Independent Directors
     The Board met six times in fiscal 2023, and each director attended at least 75% of the meetings of the Board and of the committees on which they serve. As a matter of policy, the independent directors meet without the CEO or other company management present at every regular board meeting.

Environmental, Social, and Governance (ESG)
     NVE is committed to ensuring the safety, health, and protection of people and the environment, and to high standards of corporate governance and ethics. Visit www.nve.com/ESG for more information.

Climate Policies
     Our Board oversees our climate-related policies and Management reviews such policies with the Board at least annually. We have disclosed a climate policy report aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) framework. Visit www.nve.com/ESG for more information.

Commitment to Diversity and Inclusion
     Our goal is to promote diversity and inclusion in our recruitment of directors, management, and other employees. Our Whistleblower System provides a mechanism for anonymously reporting concerns about discrimination, diversity, or inclusion. Our policies protect whistleblowers.

Cybersecurity
     The Audit Committee oversees cybersecurity, and Management briefs the Committee on cybersecurity and information security at least annually. We operate under written cybersecurity policies and procedures, and we use a risk-based approach to information security and periodically assess our cybersecurity risks. We internally audit to information security standards. We have information security training and compliance programs, develop and implement actions to correct deficiencies and reduce or eliminate vulnerabilities, and have formal cybersecurity contingency plans. New employees are required to complete information security training, and all employees must complete information security training annually. We have not experienced any information security breaches in the last three years.

Board Committees
     The Board has three standing committees: the Audit, Compensation, and Nominating/Corporate Governance Committees, each of which is comprised solely of independent directors. The committees are governed by written charters, which are available through the “Investors” section of our Website (www.nve.com). The committees review and assess the adequacy of their charters annually. This table summarizes committee memberships:
	Terrence W. Glarner	Daniel A. Baker	Patricia M. Hollister	Richard W. Kramp	James W. Bracke
Audit Committee	•		•		•
Compensation Committee	•		•	•
Nominating/Corporate Governance	•		•	•	•

Audit Committee
     The Audit Committee currently consists of three independent directors: Ms. Hollister (Committee Chair), Mr. Glarner, and Dr. Bracke. Our Board has determined that each member meets the criteria of “audit committee financial experts” as that term is defined under Regulation S-K Item 407 and that they are financially sophisticated under NASDAQ Listing Rule 5605(c)(2)(A). All have cybersecurity experience. The Audit Committee met five times in fiscal 2023. The primary responsibilities of the Audit Committee are to appoint, compensate, and oversee our auditors. The Committee is also responsible for cybersecurity. The Audit Committee was also involved in the selection of Boulay’s lead engagement partner. The Report of the Audit Committee, including a description of the functions of the Committee, is included in this Proxy Statement. The Audit Committee charter is available on our website at http://www.nve.com/GovernanceLinks/auditcharter.

Compensation Committee
     The Compensation Committee currently consists of Mr. Glarner (Committee Chair), Ms. Hollister, and Mr. Kramp, and met twice in fiscal 2023. Our Board has determined that each member or proposed member of the Compensation Committee is “independent” as defined under NASDAQ Listing Rule 5605(d)(2)(A). The Compensation Committee charter prohibits members from accepting directly or indirectly any consulting, advisory, or other compensatory fee from the Company. Compensatory fees do not include fees received as a member of the Board or any board committee. The Compensation Committee reviews and sets compensation guidelines for executive officers and other senior management, and the composition and levels of participation in incentive compensation and fringe benefits for all employees. The Compensation Committee also oversees the administration of our 2000 Stock Option Plan, as amended. The Compensation Committee charter is available on our website at http://www.nve.com/GovernanceLinks/compcharter.

Nominating/Corporate Governance Committee
     The Nominating/Corporate Governance Committee currently consists of all our independent directors: Mr. Glarner (Committee Chair), Ms. Hollister, Mr. Kramp, and Dr. Bracke. The Nominating/Corporate Governance Committee met five times in fiscal 2023. The Committee’s functions include the selection of candidates for our Board, selecting members of various committees, and addressing corporate governance matters. The Nominating/Corporate Governance Committee charter is available on our website at http://www.nve.com/GovernanceLinks/ngccharter. Our process for identifying and evaluating candidates for nomination to the Board starts with an evaluation of a candidate by the Nominating / Corporate Governance Committee and CEO. Members of our Board or our CEO can forward candidates to the Committee. The Nominating / Corporate Governance Committee recommends to the Board the slate of directors to serve as management’s nominees for election by the shareholders at the Annual Meeting. The Committee will also consider candidates recommended by shareholders. We have also engaged third parties to assist in identifying potential nominees, although none of our directors have been recruited through fee-based agencies.

Audit Committee Report
     In connection with the financial statements for the fiscal year ended March 31, 2023, the Audit Committee has reviewed and discussed the audited financial statements and the effectiveness of internal control over financial reporting with management and Boulay. Boulay represented that its presentations to the Audit Committee included the matters required to be discussed with the independent registered public accounting firm by applicable Public Company Accounting Oversight Board (PCAOB) rules regarding “Communication with Audit Committees.” Boulay also provided the Audit Committee with the letter and written disclosures required by Auditing Standard No. 16, Communications with Audit Committees, and the Audit Committee discussed with Boulay the firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2023 filed with the SEC. The Board approved this inclusion.

AUDIT COMMITTEE MEMBERS
Patricia M. Hollister	Terrence W. Glarner	James W. Bracke

Director Qualifications
     In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Company’s Board, an ability to contribute to the effectiveness of the Board, and an understanding of the function of the board of a public company. We will require that candidates meet our Corporate Governance Guidelines, including overboarding limitations. We will consider whether the candidate would contribute to the diversity of the Board. While not required of any one candidate, the Board would consider favorably semiconductor or medical device industry experience, commercial experience, and prior experience serving on the management or boards of publicly traded companies. In evaluating any candidate for director nominee, the Board will also evaluate the contribution of the proposed nominee toward compliance with NASDAQ Stock Market corporate governance requirements concerning board composition.

The Role of Diversity in Choosing Board Candidates
     We consider the diversity of our Board and believe that directors that contribute to gender, race, ethnicity, or cultural diversification help make an effective Board. The director slate in this Proxy Statement includes one Diverse nominee, Ms. Hollister, where “Diverse” is defined under NASDAQ Listing Rule 5605(f)(1) to mean an individual who self-identifies in one or more of the following categories: (i) Female, (ii) Underrepresented Minority, or (iii) LGBTQ+. Ms. Hollister self-identifies as female. Rule 5605(f)(7)(C) requires the Company to have, or explain why it does not have, at least one Diverse director by August 7, 2023. Ms. Hollister, if reelected, will meet this requirement. Ms. Hollister also serves in a board leadership position as chair of our Audit Committee. Rule 5605(f)(7)(C) will require two Diverse directors by August 6, 2026.

Shareholder Nominees
     Shareholder proposals for nominations to the Board should be submitted to the Nominating/Corporate Governance Committee at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. To be considered by the Board for nomination at the next succeeding annual meeting, nominations must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice of the preceding year’s annual meeting. Shareholders’ proposals must provide the following information for each nominee: (i) the name, age, business address, and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the number of shares of our stock owned by the person; (iv) the written and acknowledged statement of the person that such person is willing to serve as a director; and (v) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if the candidate had been nominated by or on behalf of the Board.

     Candidates recommended by shareholders will be considered under the same standards as candidates that are identified by the Nominating/Corporate Governance Committee. No shareholders submitted director nomination proposals in connection with this year’s Annual Meeting.

Shareholder Communications With the Board
     Shareholders and others who wish to communicate with our Board as a whole or any individual director may write to them at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. We will forward any such written communication to the Board, or if indicated, to a specified individual member of the Board, unless the written communication is (i) a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication or a communication not related to the responsibilities or duties of the Board, in which case we have the authority to discard the communication or to take appropriate legal action regarding the communication; or (ii) a request for information about the company, a stock-related matter or any other matter that does not appear to require direct attention by the Board or any individual director, in which case we will attempt to handle the inquiry or request directly. All such communications will be kept confidential to the extent possible.

Director Attendance at Annual Meetings
     We do not have a formal policy regarding attendance by members of the Board at our annual meetings of shareholders, but we encourage our directors to attend. All of our directors attended our 2022 Annual Meeting.

Director Compensation
     Our non-employee directors receive cash compensation of $2,500 per quarter, plus an additional $250 per quarter for the Chairman of the Board of Directors and an additional $125 per quarter for the Audit Committee Chair. Directors forfeit unpaid portions of cash compensation on termination, retirement, disability, or death. In addition to the cash compensation, on each reelection to the Board, each non-employee director is automatically granted an immediately vested nonqualified option to purchase 1,000 shares. The following table summarizes non-employee director compensation in the fiscal year ended March 31, 2023:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Terrence W. Glarner	11,000	-	8,204	-	19,204
Patricia M. Hollister	10,500	-	8,204	-	18,704
Richard W. Kramp	10,000	-	8,204	-	18,204
James W. Bracke	10,000	-	8,204	-	18,204

(1)	Grant date fair values of option awards are determined using the Black-Scholes-Merton option-pricing model with the assumptions discussed in Note 5 to the Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2023. As of March 31, 2023, the named directors held options, all of which were exercisable, to purchase the following numbers of shares: Mr. Glarner, 6,000; Ms. Hollister, 8,000; Mr. Kramp, 7,000; and Dr. Bracke, 2,000.

     Fees earned or paid in cash for the fiscal year ended March 31, 2023, consisted solely of quarterly retainers, the Chairman’s fee, and the Audit Committee Chair’s fee. We do not provide perquisites to our Directors.

PROPOSAL 2. ADVISORY RESOLUTION REGARDING NAMED EXECUTIVE OFFICER COMPENSATION

     At the 2017 and 2011 Annual Meetings of Shareholders, our shareholders voted in favor of an advisory vote regarding the compensation of our Named Executive Officers (“NEOs”) every year. Following those advisory votes, our Board resolved to hold annual say-on-pay votes, and shareholders have had the opportunity to approve or not approve the compensation of our NEOs every year beginning in 2012. Shareholders may vote for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, and narrative discussion is hereby APPROVED.”

     The Board unanimously recommends a vote FOR approval of named executive officer compensation as disclosed in this Proxy Statement.

     Because the vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Compensation Committee will take the vote into account in future NEO compensation decisions.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

     We have three executive officers. Daniel A. Baker is our Chief Executive Officer, Peter G. Eames is Vice President of Advanced Technology, and Daniel Nelson is our Accounting Manager and Principal Financial Officer. Dr. Baker’s biographical information is included under “Proposal 1. Election of Board of Directors.” Biographical information for our other two executive officers is as follows:

     Peter G. Eames, age 47, was promoted to Vice President of Advanced Technology from Director of Advanced Technology in 2016. He has been an NVE employee in various capacities since joining the Company in 2003 after completing his Ph.D. in experimental condensed matter physics from the University of Minnesota.

     Daniel Nelson, age 37, was appointed Accounting Manager and Principal Financial Officer on May 8, 2023. He joined NVE in September 2022 as Senior Accountant. From August 2021 until joining NVE, he worked at RMH Tax & Business Advisors in Plymouth, Minn., and from May 2015 to July 2021 he was a senior accountant at Intelligere in Plymouth, Minn. He earned bachelor’s and master’s degrees in accounting from the University of Liberia and started his career at Baker Tilly in Liberia.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2023 Performance
     We were pleased with our fiscal 2023 performance. Highlights included:
          • Product sales increased 44%.
          • Income from operations increased 57%.
          • Net income increased 56%.

     Most of our CEO’s compensation for the past fiscal year was tied to this performance. For details on our fiscal 2023 results, please refer to our Annual Report on Form 10-K for the year ended March 31, 2023.

Executive Compensation Governance
     The following table summarizes some of our current compensation “best practices”:

What We Do	What We Don’t Do

CEO compensation is aligned with performance.
Our CEO compensation is linked to growth and profitability, which we expect to drive shareholder value.

Our CEO has significant exposure to our stock price.
Although he is not required to do so, our CEO has significant holdings of company stock. As of March 31, 2023, Mr. Baker held company stock with a market value of 17 times his fiscal 2023 salary.	We don’t overpay.
Our Compensation Committee believes our NEO pay is similar or less than most comparable public companies.

We don’t unduly dilute our shareholders.
We have a low stock option burn rate and overhang. Option awards to our CEO have been modest and we have not awarded options to our other NEOs.

We don’t have executive perks.
Our NEOs have not received any significant benefits or perquisites other than those offered to all employees. Our NEOs receive no pension benefits, nonqualified deferred compensation, or other post-employment potential payments.

We don’t provide “golden parachutes.”
Like all our employees, our NEOs are employees at will and don’t have change of control or severance agreements.

Compensation Philosophy and Objectives
     Our executive compensation is designed to maximize shareholder value by rewarding growth and profitability. Our NEOs’ compensation consists of:
•	Salary to provide a base of compensation.
•	Bonuses under extraordinary circumstances.
•	Stock options to provide a longer-term performance incentive and further align the interest of our CEO with those of shareholders.
•	Performance-based compensation, which is at-risk compensation to reward growth and profitability.
•	Fringe benefits (designated “other compensation”), which are not excessive, and our NEOs participate in these benefits under the same terms as all other employees.

     The size and mix of compensation components are set to attract, motivate, and retain top talent. Our objective is to reward exceptional performance without overpaying. At our 2022 Annual Meeting, 99% of the shares voted to approve named executive officer compensation. We believe this is evidence that our compensation programs are consistent with our shareholders’ interests.

     Incentive plan compensation is based on income from operations, which captures revenue, as well as costs and expenses. Income from operations excludes interest income and taxes, which are less controllable by management. Performance-based incentives are based on income from operations to reward our NEOs for strategies that result in revenue and revenue growth, as well as for controlling costs and expenses. We have no specific targets for NEO compensation relative to peer companies, and no pre-established policy or target for the allocation between salary and performance-based compensation. Performance-based compensation plans are based on fiscal-year performance and approved by our Compensation Committee at the beginning of fiscal years.

Outstanding Equity Awards at Fiscal Year End
     Dr. Baker had 7,500 shares of vested equity-based awards as of June 9, 2023. None of our NEOs has ever had any form of equity award other than options.

Post-Employment Compensation
     Our NEOs receive no pension benefits, nonqualified deferred compensation, or other post-employment potential payments. Our NEOs are eligible to participate in our 401(k) retirement plan under the same terms as other employees.

Compensation Clawbacks
     Under Section 304 of the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, those improper payments to a CEO or CFO can be recouped by the company. We also plan to adopt a “clawback” policy in compliance with mandated NASDAQ listing standards. We expect the policy to allow us to recoup improper performance-based compensation payments that were based on financial metrics that required restatement. The SEC has mandated that the NASDAQ have clawback rules in effect no later than November 28, 2023. Companies such as NVE will be required to implement clawback policies no later than 60 days after the NASDAQ rules go into effect. Therefore, we plan to adopt a clawback policy by January 27, 2024.

Employment Agreements
     We have no obligations for payments in connection with termination or change-in-control other than unused accrued Paid Time Off. We have an employment agreement with Dr. Baker that set his initial salary and contains non-competition, confidentiality, and assignment of invention provisions benefiting the Company. Either Dr. Baker or we may terminate the agreement on 30 days’ written notice. In addition, we may terminate Dr. Baker’s employment for cause or on his death or incapacity. We have agreements with Dr. Eames and Mr. Nelson relating to non-competition, confidentiality, and assignment of invention provisions benefiting the Company.

The Impact of Accounting and Tax Treatment
     We consider the accounting and tax treatment of stock options in determining their mix in executive compensation.

Prohibitions of Pledging, Hedging, and Other Derivative Transactions
     No director or named executive officer (or such person’s designees) is permitted to (i) pledge or margin our securities as collateral for a loan obligation, (ii) engage in “short sales” or “sales against the box” or trade in puts, calls or other options on our securities or (iii) purchase any financial instrument or contract that is designed to hedge or offset any risk of decrease in the market value of our securities. This prohibition includes securities granted as compensation or otherwise held.

Compensation Advisers and Benchmarks
     The Compensation Committee charter provides that the Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser. The Committee has not employed such advisers because it does not believe it is a necessary use of company resources, and we believe members of our Compensation Committee, by virtue of experience in compensation management and service on other boards, have the required knowledge of compensation practices. We have not engaged in peer-based compensation benchmarking. We use U.S. Bureau of Labor Statistics and Federal Reserve compensation data to inform compensation decisions.

Role of NEOs in Setting Compensation
     Our CEO and Principal Financial Officer provide input on goals and metrics. Our Principal Financial Officer prepares financial results used to determine the payouts for our performance-based compensation. The Committee considers, discusses, modifies as appropriate, and takes action on the CEO’s recommendations. Our NEOs do not set their own compensation. Our CEO makes recommendations for compensation for direct reports and provides input on their performance.

EXECUTIVE COMPENSATION

 Summary Compensation Table
     The following table summarizes the compensation earned by our NEOs in the past two fiscal years:

Name and Principal Position	Fiscal Year Ended March 31	Salary ($)	Bonus ($)	Option Awards ($)(1)(2)	Non-equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total ($)
Daniel A. Baker	2023	400,000	-	26,082	616,108	13,290	1,055,480
President and CEO	2022	380,651	-	32,067	271,562	13,307	697,587

Peter G. Eames	2023	215,000	20,000	-	43,000	11,743	269,743
Vice President, Advanced Technology	2022	201,755	-	-	-	10,883	212,859

Daniel Nelson(5)	2023	36,308	-	-	-	(7)	36,308
Principal Financial Officer

Joseph R. Schmitz(6)	2023	196,344	-	-	-	10,416	206,760
Former Chief Financial Officer	2022	33,750	-	-	-	(7)	33,750

(1)	Option awards are based on the fair value on the grant date determined from the Black-Scholes-Merton option-pricing model with the assumptions discussed in Note 5 to the Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2023.

(2)	Option awards have a one-year vesting period.
(3)	Paid based on performance achieved during the fiscal year under plans approved by our Compensation Committee at the beginning of the fiscal years.
(4)	Includes Company contributions made to 401(k) savings plans and Health Savings Accounts on behalf of NEOs, and life and long-term disability insurance premiums paid on behalf of NEOs. NEOs participate in these benefit programs under the same terms as all other employees.

(5)	Mr. Nelson joined the Company in September 2022 and was promoted to Principal Financial Officer effective May 8, 2023.
(6)	Mr. Schmitz was Chief Financial Officer from January 20, 2022 through May 5, 2023.
(7)	Less than $10,000.

Fiscal 2023 Named Executive Officer Compensation
     For the fiscal year ended March 31, 2023, the principal components of compensation for NEOs were salary and performance-based compensation. Dr. Baker also received an option award. Performance-based compensation criteria were set at the beginning of fiscal years by the Compensation Committee. Performance-based compensation for Dr. Baker and Dr. Eames had thresholds of positive operating income so that no incentives would be paid without income from operations.

     The following graph shows compensation from the summary compensation table for Dr. Baker and Dr. Eames compared to financial metrics of net income and income from operations. We use income from operations as an important financial metric to link compensation to financial performance:

     Dr. Baker’s compensation for the most recent fiscal year consisted primarily of a salary of $400,000, performance-based incentive plan compensation of $616,108, and option awards of $28,952. The increase in Dr. Baker’s total compensation in fiscal 2023 compared to fiscal 2022 was primarily due to an increase in performance-based compensation due to exceptional company growth, which may be difficult to replicate in the future.

     Dr. Eames’ compensation for the most recent fiscal year consisted primarily of a salary of $215,000, performance-based incentive plan compensation of $43,000, and a $20,000 discretionary bonus for exceptional dedication. Dr. Eames’ total compensation in fiscal 2023 increased 27% from the prior year primarily due to the addition of performance-based compensation, the payment of a bonus, and a 7% salary increase.

     Mr. Nelson’s compensation consisted of salary.

Pay Versus Financial Performance
     The following table summarizes “actually paid” compensation versus performance in the past two fiscal years:

Year Ended March 31	Summary Compensation Table Total for CEO($)	“Actually Paid” CEO Compensation ($)(1)	Average Summary Comp. Table Total for Non-CEO NEOs($)(2)	Average Comp. Actually Paid to Non-CEO NEOs($)(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return($)(3)	Company Net Income($)	Company Income from Operations ($)(4)
2023	1,055,480	1,081,798	238,252	238,252	157.18	22,694,458	25,644,182
2022	697,587	675,995	212,859	212,859	85.05	14,507,501	16,328,685

(1)	“Actually paid” compensation is defined as “total compensation” as reported in the Summary Compensation Table except the value of Option Awards calculated as follows: (i) for new option awards granted during the fiscal year, the fair value as of the earlier of the vesting date or the last day of the fiscal year; plus (ii) for awards granted in prior fiscal years (and not vested as of the first day of the covered fiscal year), the change in fair value (positive or negative) from the end of the last fiscal year to the earlier of the vesting date or the end of the covered fiscal year. Fair value is determined from the Black-Scholes-Merton option-pricing model with the assumptions discussed in Note 5 to the Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2023.

(2)	Fiscal 2023 averages exclude Mr. Nelson, and fiscal 2022 averages exclude Mr. Schmitz because they were not employees for the entire year.
(3)	Based on an initial fixed $100 investment at the beginning of the fiscal year.
(4)	We use income from operations as an important financial metric to link compensation to financial performance.

     The following graph shows “Actually Paid” compensation for the CEO and the average of the other NEOs compared to our Total Shareholder Return:

Pay for Financial Performance Descriptive Disclosure
     We believe income from operations is an important metric because it captures revenue as well as costs and expenses. We have based performance-based incentives on income from operations to reward our NEOs for strategies that result in revenue and revenue growth, as well as for controlling costs and expenses. Dr. Baker’s performance-based compensation was based on 0.5% of adjusted income from operations in fiscal 2023 plus 5% of the increase in income from operations in fiscal 2023 compared to fiscal 2022. Fifty-seven percent of Dr. Baker’s “actually paid” compensation in fiscal 2023 was performance-based compensation based on income from operations. Dr. Eames’ performance-based compensation was based on 20% of his salary for meeting a target of at least 20% growth in income from operations in fiscal 2023 compared to fiscal 2022.

PROPOSAL 3. FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

     SEC rules require shareholders to have the opportunity to vote every six calendar years on the frequency of advisory votes on the compensation of our NEOs, similar to Proposal 2 this year. Since the last such vote was in 2017, shareholders have the opportunity this year to vote on the frequency of advisory votes. Shareholders may indicate whether they would prefer that the advisory vote occur every one, two, or three years. Shareholders may also abstain from voting. Although the vote is non-binding, the Board will consider the outcome in deciding the frequency of executive compensation advisory votes.

     The Board unanimously recommends a say-on-pay vote every year. In formulating this recommendation, the Board considered accountability to shareholders and the recommendations of corporate governance service providers. The frequency with the most votes will be considered approved by shareholders.

PROPOSAL 4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Our Audit Committee has selected Boulay PLLP as our independent registered public accounting firm to audit our financial statements for fiscal 2024 and recommends that shareholders ratify the selection.

     Boulay has audited our financial statements beginning with fiscal 2020. Our Articles of Incorporation do not require shareholder ratification of our independent registered public accounting firm, but our Board is submitting the selection for ratification as a matter of good corporate practice. We expect representatives of Boulay to be at our 2023 Annual Meeting and they will have the opportunity to make a statement if they wish. We also expect them to be available to respond to appropriate questions. If our shareholders fail to ratify the selection of Boulay, our Audit Committee will reconsider its engagement. Even if the selection is ratified, the Committee in its discretion may direct the selection of different independent auditors at any time during the year if it determines that such a change would be in our company’s and shareholders’ best interests.

The Board unanimously recommends a vote FOR the ratification of the selection of Boulay PLLP.

AUDIT COMMITTEE DISCLOSURE

Fees Billed to Us by Our Independent Registered Public Accounting Firm During Fiscal 2023 and 2022

Audit Fees
     We incurred fees from Boulay of $97,500 relating to the audit of our March 31, 2023 financial statements, review of the financial statements included in fiscal 2023 quarterly reports on Form 10-Q, and other matters directly relating to the fiscal 2023 audit. Fees relating to the audit of the prior-year financial statements, review of the financial statements included in fiscal 2022 quarterly reports on Form 10-Q, and other matters directly relating to the fiscal 2022 audit were $86,934.

Tax, Audit-Related, and All Other Fees
     Boulay billed fees to us of $6,620 in fiscal 2023 and $8,430 in fiscal 2022 relating to tax return preparation and other tax compliance matters. Boulay billed us $7,785 for audit-related services for our March 31, 2023 financial statements and $14,800 for audit-related services for our March 31, 2022 financial statements. Boulay billed no other fees for services to us during the past two fiscal years.

Audit Committee Independence and Preapproval Policy
     To ensure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining its independence, the Audit Committee has a policy that requires the Committee to review and approve all services to be provided by accounting firms before the firm is engaged to provide those services. The Committee considers non-audit services and fees when assessing auditor independence, and determined that tax return preparation and other tax compliance services are compatible with maintaining our accounting firm’s independence. To date, Boulay has not performed any other audit-related or non-audit services. If it becomes necessary to engage the independent auditor for additional services not contemplated in the original preapproval, the Company will obtain the specific preapproval of the Committee before engaging the auditor. The preapproval policy requires informing the Audit Committee of each service performed by the auditor, and the policy does not include any delegation of the Committee’s responsibilities to management. The Audit Committee may delegate preapproval authority to one or more of its members. The member with such delegated authority will report any preapprovals to the entire Committee at its next scheduled meeting. The Audit Committee approved all fees paid to our accounting firm described in the sections above.

By Order of the Board of Directors

Daniel A. Baker President and CEO June 19, 2023

The Board of Directors recommends a vote FOR each of the Director nominees, FOR Proposals 2 and 4, and ONE YEAR for Proposal 3:
1.	Elect five directors.
	01	Terrence W. Glarner	03	Patricia M. Hollister	05	James W. Bracke
	02	Daniel A. Baker	04	Richard W. Kramp
	[ ]	Vote FOR all nominees (except as marked)	[ ]	Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any nominee, strike a line through the name(s).
2.	Advisory approval of named executive officer compensation.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Advisory vote on the frequency of votes on executive compensation.
	[ ] 1 YEAR	[ ] 2 YEARS	[ ] 3 YEARS	[ ] ABSTAIN

4.	Ratify the selection of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(please sign on the other side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned, a holder of common stock of NVE Corporation (the “Company”), hereby appoints Daniel A. Baker the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders of the Company to be held on August 3, 2023, and any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 3, 2023: 1) The Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders, 2) Shareholder Letter, and 3) Annual Report on Form 10-K for the year ended March 31, 2023, are available at www.nve.com/AnnualReports.

Date   _________________________________

Signature   _________________________________

Signature   _________________________________

Please sign exactly as name appears on the label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK (ON THE OTHER SIDE), SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2 AND 4, AND ONE YEAR FOR PROPOSAL 3. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.